UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2014

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2014, (the "Closing Date"), ANI Pharmaceuticals, Inc., a Delaware corporation, (the "Company" or "ANI") acquired the drug product Lithobid,® (including a transfer of the New Drug Application with the FDA and intellectual property rights associated with the formation, manufacture, marketing and sale of Lithobid) from Noven Therapeutics, LLC ("Noven") pursuant to that certain Asset Purchase Agreement (the "Noven Agreement"), dated as of the Closing Date by the Company and Noven.

In consideration for the acquisition of Lithobid, the Company paid Noven $11,000,000 on the Closing Date, and will pay an additional $1,000,000, subject to FDA approval on or prior to June 30, 2015 of a prior approval supplement relating to Lithobid.

The Noven Agreement contains customary representations, warranties and covenants from the Company and Noven, as well as provisions relating to indemnity, confidentiality and other matters.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release of ANI Pharmaceuticals, Inc., dated July 1, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President, Finance and Chief Financial Officer
Dated: July 1, 2014

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